UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2016

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fiserv, Inc. (the “Company”) held its annual meeting of shareholders on May 18, 2016. At that meeting, the shareholders voted on four matters as follows:

Election of Directors

The Company’s shareholders elected 11 directors to serve until the annual meeting of shareholders in 2017 and until each of their successors is elected and qualified by the following votes:

	Votes Cast
	For	Withheld	Broker Non-Votes
Alison Davis	181,621,478	1,235,900	20,308,182
Christopher M. Flink	182,440,474	416,904	20,308,182
Daniel P. Kearney	181,373,577	1,483,801	20,308,182
Dennis F. Lynch	181,713,567	1,143,811	20,308,182
Denis J. O’Leary	182,475,072	382,306	20,308,182
Glenn M. Renwick	171,174,609	11,682,769	20,308,182
Kim M. Robak	181,302,569	1,554,809	20,308,182
JD Sherman	182,432,881	424,497	20,308,182
Doyle R. Simons	181,633,862	1,223,516	20,308,182
Thomas C. Wertheimer	180,309,904	2,547,474	20,308,182
Jeffery W. Yabuki	181,979,844	877,534	20,308,182

Advisory Vote to Approve Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in its 2016 proxy statement by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
174,262,359	8,124,261	470,758	20,308,182

Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 by the following votes:

Votes Cast
For	Against	Abstain
199,798,965	3,192,247	174,348

Shareholder Proposal Relating to Proxy Access

The Company’s shareholders rejected a shareholder proposal asking the board of directors to adopt and present for shareholder approval a proxy access by-law by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
46,530,806	135,379,603	946,969	20,308,182

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: May 19, 2016	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer and Treasurer